CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT – EX-99.906CERT

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Concorde Funds, Inc. hereby certifies, to such officer’s knowledge, that the report on Form N-CSR of Concorde Funds, Inc. for the half-year ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operation of Concorde Funds, Inc.

Date:	May 18, 2005

/s/ Gary B. Wood

Gary B. Wood, Ph.D.
Chief Executive Officer and
Chief Financial Officer
Concorde Funds, Inc.

A signed original of this written statement required by Section 906 has been provided by Concorde Funds, Inc. and will be retained by Concorde Funds, Inc. and furnished to the SEC or its staff upon request